EXECUTION COPY

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                 SECOND AMENDED AND RESTATED SERVICING AGREEMENT


                                      among


                    INTERNATIONAL LEASE FINANCE CORPORATION,

                    MORGAN STANLEY AIRCRAFT FINANCE ("MSAF"),

      MSA I, AIRCRAFT SPC-5, INC., MSA II, MSA III, MSA IV, MSA V, MSA VI,
                                     MSA VII

                                       AND

                        CABOT AIRCRAFT SERVICES LIMITED,
                                     AS THE
                              ADMINISTRATIVE AGENT




                           Dated as of March 15, 2000



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                                TABLE OF CONTENTS
                           --------------------------

                                                                            PAGE
                                                                            ----

                                    ARTICLE 1
                                   DEFINITIONS

SECTION 1.01.  Definitions.....................................................1

                                    ARTICLE 2
                              APPOINTMENT, SERVICES

SECTION 2.01.  Appointment.....................................................9
SECTION 2.02.  Services.......................................................10
SECTION 2.03.  Compliance with Applicable Laws................................10
SECTION 2.04.  Limitations....................................................10
SECTION 2.05.  Separateness of Rights and Obligations.........................10

                                    ARTICLE 3
         STANDARD OF CARE; CONFLICTS OF INTEREST; STANDARD OF LIABILITY

SECTION 3.01.  Standard of Care...............................................11
SECTION 3.02.  Conflicts of Interest..........................................11
SECTION 3.03.  Standard of Liability..........................................12
SECTION 3.04.  Waiver of Implied Standard.....................................13

                                    ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES

SECTION 4.01.  Aircraft Assets................................................13
SECTION 4.02.  Aircraft Assets Related Documents..............................13
SECTION 4.03.  Accounts and Cashflow..........................................14

                                    ARTICLE 5
                              SERVICER UNDERTAKINGS

SECTION 5.01.  Staff and Resources............................................14
SECTION 5.02.  Access.........................................................14
SECTION 5.03.  Compliance with Law............................................14
SECTION 5.04.  Commingling....................................................15
SECTION 5.05.  Notes Offering.................................................15


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                                                                            PAGE
                                                                            ----

                                    ARTICLE 6
                        UNDERTAKINGS OF MSAF AND THE AOES

SECTION 6.01.  Cooperation....................................................16
SECTION 6.02.  No Representation with Respect to Third Parties................16
SECTION 6.03.  Related Document Amendments....................................16
SECTION 6.04.  Other Servicing Arrangements...................................16
SECTION 6.05.  Communications.................................................16
SECTION 6.06.  Ratification...................................................16
SECTION 6.07.  Execution, Amendment, Modification or Termination of
                 Aircraft Assets Related Documents............................16
SECTION 6.08.  MSAF Group Accounts and Cash Arrangements......................17
SECTION 6.09.  Notification of Bankruptcy.....................................17
SECTION 6.10.  Further Assurances.............................................18

                                    ARTICLE 7
                     SERVICED GROUP RESPONSIBILITY; BUDGETS

SECTION 7.01.  Serviced Group Responsibility..................................18
SECTION 7.02.  Instructions by the Serviced Group.............................18
SECTION 7.03.  Request for Authority..........................................19
SECTION 7.04.  Overall Business Objectives with Respect to Aircraft
                 Assets.......................................................19
SECTION 7.05.  Operating Budget; Aircraft Asset Expenses Budget...............19
SECTION 7.06.  Transaction Approval Requirements..............................22

                                    ARTICLE 8
                                  EFFECTIVENESS

SECTION 8.01.  Effectiveness..................................................24

                                    ARTICLE 9
                            SERVICING FEES; EXPENSES

SECTION 9.01.  Servicing Fees with respect to Aircraft Assets sold and purchased pursuant to the 1997 Purchase Agreement............24
SECTION 9.02.  First Tranche Base Fees........................................24
SECTION 9.03.  First Tranche Rent Fees........................................25
SECTION 9.04.  First Tranche Incentive Fee....................................26
SECTION 9.05.  First Tranche Sales Fees.......................................26

                                       ii

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                                                                            PAGE
                                                                            ----

SECTION 9.06.  Servicing Fees with Respect to Aircraft Assets sold and purchased pursuant to the 1999 Purchase Agreement and with respect to the MSA II Aircraft...............................27
SECTION 9.07.  Second Tranche Base Fees.......................................27
SECTION 9.08.  Second Tranche Rent Fees.......................................28
SECTION 9.09.  Second Tranche Sales Fees......................................28
SECTION 9.10.  Expenses.......................................................29
SECTION 9.11.  Default Interest...............................................31

                                   ARTICLE 10
        TERMS; RIGHTS TO TERMINATE; CONSEQUENCES OF TERMINATION; SURVIVAL

SECTION 10.01.  Term..........................................................31
SECTION 10.02.  Right to Terminate............................................32
SECTION 10.03.  Consequences of Termination...................................36
SECTION 10.04.  Survival......................................................38

                                   ARTICLE 11
                                 INDEMNIFICATION

SECTION 11.01.  Indemnity.....................................................38
SECTION 11.02.  Procedures for Defense of Claims..............................39
SECTION 11.03.  Reimbursement of Costs........................................40

                                   ARTICLE 12
                            ASSIGNMENT AND DELEGATION

SECTION 12.01.  Assignment and Delegation.....................................41

                                   ARTICLE 13
                                  MISCELLANEOUS

SECTION 13.01.  Best Efforts..................................................41
SECTION 13.02.  Notices.......................................................41
SECTION 13.03.  Governing Law.................................................42
SECTION 13.04.  Jurisdiction..................................................43
SECTION 13.05.  WAIVER OF JURY TRIAL..........................................43
SECTION 13.06.  Counterparts; Third Party Beneficiaries.......................43
SECTION 13.07.  Entire Agreement..............................................43
SECTION 13.08.  Power of Attorney.............................................43
SECTION 13.09.  Restrictions on Disclosure....................................44
SECTION 13.10.  Rights of Setoff..............................................45


                                      iii
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                                                                           PAGE
                                                                           ----
                                    SCHEDULES

SCHEDULE 2.02(a)........................................................Services
SCHEDULE 4.01...........................................................Aircraft
SCHEDULE 4.02..........................................................Documents
SCHEDULE 4.03......................................................Bank Accounts
SCHEDULE 1.03(a) to Schedule 2.02(a)...................................Insurance
SCHEDULE 8.01 to Schedule 2.02(a)..................................Weekly Report
EXHIBIT A  ................................................Core Lease Provisions

           SECOND AMENDED AND RESTATED SERVICING AGREEMENT dated as of March 15, 2000, among INTERNATIONAL LEASE FINANCE CORPORATION, a corporation incorporated under the laws of California (the "Servicer"), MSAF, a statutory trust established under the laws of the State of Delaware, Cabot Aircraft Services Limited, the Administrative Agent and MSA I, MSA II, MSA III, MSA IV, MSA V, MSA VI, MSA VII each a statutory trust established under the laws of the State of Delaware, and Aircraft SPC-5, Inc., a corporation organized under the laws of the State of California (MSA I, MSA II, MSA III, MSA IV, MSA V and SPC-5, Inc., together being the "Aircraft Owning Entities" or "AOEs").

           For the consideration set forth herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties each agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

           SECTION 1.01. Definitions. The following terms, as used herein, have the following meanings.

           "AOE" and "Aircraft Owning Entities" each have the meaning set forth in the preamble to this Agreement.

           "Administrative Agency Agreement" means the Amended and Restated Administrative Agency Agreement dated as of March 15, 2000, among the Administrative Agent, MSAF, the Subsidiaries and certain other Persons, as such agreement may be amended from time to time.

           "Administrative Agent" means Cabot Aircraft Services Limited.

           "Affiliate" means a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified; provided, however, that MSAF and the AOEs, on the one part, and International Lease Finance Corporation and its subsidiaries, on the other part, shall not be considered to be Affiliates of each other.

           "After-Tax Basis" means on a basis such that any payment received, deemed to have been received or receivable by any Person shall, if necessary, be supplemented by a further payment to that Person so that the sum of the two payments shall, after deduction of all U.S. federal, state, local or foreign Taxes, penalties, fines, interest, additions to Tax and other charges resulting from the receipt (actual or constructive) or accrual of such payments imposed by or under any U.S. federal, state, local or other foreign law or Governmental Authority (after taking into account any current deduction to which such Person shall be entitled with respect to the amount that gave rise to the underlying payment), be equal to the payment received, deemed to have been received or receivable.

           "Aircraft" means the Aircraft as defined in the 1997 Purchase Agreement and the 1999 Purchase Agreement and the MSA II Aircraft.

           "Aircraft Assets" means all Aircraft and related lease interests owned by any Person within the Serviced Group; provided, however, that Aircraft Assets shall not include any Aircraft Asset (x) that shall have ceased to be an Aircraft Asset pursuant to this Agreement, or (y) in respect of which the Servicer or MSAF or an AOE shall have terminated the Servicer's obligation to provide Services in accordance with Article 10 of this Agreement.

           "Aircraft Asset Expenses" has the meaning assigned to such term in
Section 9.10(b)(i) of this Agreement.

           "Aircraft Assets Related Documents" means, with respect to any Aircraft Asset, the Lease and all other agreements (including any side letters, assignment of warranties or option agreements) the terms of which relate to or affect such Aircraft Assets.

           "Applicable Law" with respect to any Person means any law, statute, ordinance, rule or regulation or code of conduct or practice of any U.S. federal, state or local Governmental Authority, the foreign or international Governmental Authority that applies to such Person or any of its properties or assets.

           "Asset Expenses Budget" has the meaning assigned to such term in
Section 7.05(a)(i) of this Agreement.

           "Approved Budget" has the meaning assigned to such term in Section 7.05(c) of this Agreement.

           "Bank Accounts" has the meaning assigned to such term in Section 6.01(b) of Schedule 2.02(a) to this Agreement.

           "Business Day" means a day on which U.S. dollar deposits may be traded on the London inter-bank market and commercial banks and foreign exchange markets are open in New York, New York and London, England.

           "Calculation Date" means the calculation date as defined in the Administrative Agency Agreement.

           "Change in Control" has the meaning assigned to such term in Section 10.02(b) of this Agreement.

           "Concentration Thresholds" has the meaning assigned to such term in
Section 2.02(a) of Schedule 2.02(a).

           "Conflicts Standard" has the meaning assigned to such term in Section 3.02(b) of this Agreement.

           "control" (including, with its correlative meanings, "controlled by" and "under common control with") means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

           "Controlling Trustees" means the controlling trustees of MSAF or any AOE that is a Delaware statutory business trust as specified in the trust agreement constituting MSAF or such AOE.

           "Custody and Loan Agreement" means the Amended and Restated Custody and Loan Agreement dated as of August 6, 1999 among MSAF, the Servicer and other Persons party thereto.

           "Delivery Date" means, with respect to each Aircraft, the date on which Buyer (as defined in the 1997 Purchase Agreement or the 1999 Purchase Agreement) obtains title to such Aircraft (or, in the case of the B767-300 Aircraft MSN 24798, the SPC-5 Shares) and the related Purchased Assets (in each case as defined in the applicable Purchase Agreement) in accordance with the applicable Purchase Agreement.

           "Effectiveness Date" has the meaning assigned to such term in Section 10.02(c)(ii) of this Agreement.

           "First Tranche Aircraft Monthly Base Fee" has the meaning assigned to such term in Section 9.02(a) of this Agreement.

           "First Tranche Aircraft Monthly Base Fee Fraction" has the meaning assigned to such term in Section 9.02(a) of this Agreement.

           "First Tranche Base Fees" has the meaning assigned to such term in
Section 9.01(a) of this Agreement.

           "First Tranche Base Sales Fee" has the meaning assigned to such term in Section 9.01(d) of this Agreement.

           "First Tranche Rent Collected Fee" has the meaning assigned to such term in Section 9.01(b) of this Agreement.

           "First Tranche Rent Fees" has the meaning assigned to such term in
Section 9.01(b) of this Agreement.

           "First Tranche Rent Payable Fee" has the meaning assigned in such term in Section 9.01(b) of this Agreement.

           "First Tranche Sales Fees" has the meaning assigned to such term in
Section 9.01(d) of this Agreement.

           "First Tranche Sales Incentive Fee" has the meaning assigned to such term in Section 9.01(d) of this Agreement.

           "First Tranche Target Sales Price" has the meaning assigned to such term in Section 9.05(a) of this Agreement.

           "First Tranche Incentive Fee" has the meaning assigned to such term in Section 9.01(c) of this Agreement.

           "Governmental Authority" means any court, administrative agency or commission or other governmental agency or instrumentality (or any officer or representative thereof) domestic, foreign or international, of competent jurisdiction including the European Union.

           "Group" has the meaning assigned to such term in Section 10.02 of this Agreement.

           "ILFC" means International Lease Finance Corporation, a California corporation, and its successors.

           "Indenture" has the meaning assigned to such term in Section 7.06(a) of this Agreement.

           "Initial Approved Budgets" has the meaning assigned to such term in
Section 7.05(a)(ii) of this Agreement.

           "Initial Periods" has the meaning assigned to such term in Section 7.05(a)(ii) of this Agreement.

           "Lease" means, with respect to each Aircraft Asset, the aircraft or engine lease agreement relating to such Aircraft Asset at any time.

           "Lessee" means each lessee under any Lease, including future lessees with respect to future leases entered into in accordance with the terms of this Agreement.

           "Loss" means any and all damage, loss, liability and expense (including reasonable legal fees, expenses and related charges and costs of investigation); provided, however, that the term "Loss" shall not include any indemnified party's management time or overhead expenses except for non-ordinary course management time or overhead expenses relating to such damage, loss, liability or expense.

           "MSAF" means Morgan Stanley Aircraft Finance, a Delaware statutory business trust.

           "MSA I" means MSA I, a Delaware statutory business trust.

           "MSA II" means MSA II, a Delaware statutory business trust.

           "MSA III" means MSA III, a Delaware statutory business trust.

           "MSA IV" means MSA IV, a Delaware statutory business trust.

           "MSA V" means MSA V, a Delaware statutory business trust.

           "MSA VI" means MSA VI, a Delaware statutory business trust.

           "MSA VII" means MSA VII, a Delaware statutory business trust.

           "MSA II Aircraft" means two Fokker 50 aircraft, MSN 20232 and
20233.

           "MSAF Group" has the meaning assigned to such term in Section 2.05 of this Agreement.

           "Net Cash Proceeds" has the meaning assigned to such term in Section
9.05 of this Agreement.

           "Net Gains" has the meaning assigned to such term in Section 9.05(b) of this Agreement.

           "Non-MSAF AOE" has the meaning assigned to such term in Section 2.05 of this Agreement.

           "Notes Offering" has the meaning assigned to such term in Section
5.05 of this Agreement.

           "Officer's Certificate" means, as to any Person, a certificate of the President, any Vice President or Assistant Vice President or the Treasurer.

           "One Year Initial Period" has the meaning assigned to such term in
Section 7.05(a)(ii) of this Agreement.

           "One Year Period" has the meaning assigned to such term in Section 7.05(a)(i) of this Agreement.

           "Operating Budget" has the meaning assigned to such term in Section 7.05(a)(i) of this Agreement.

           "Other Assets" has the meaning assigned to such term in Section 3.02(a)(i) of this Agreement.

           "Overhead Expenses" has the meaning assigned to such term in Section 9.10(a) of this Agreement.

           "Person" means an individual, corporation, partnership, limited liability company, association, statutory business trust, common law trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

           "Precedent Lease" has the meaning assigned to such term in Article 3 of Schedule 2.02(a) to this Agreement.

           "Pro Forma Lease" has the meaning assigned to such term in Article 3 of Schedule 2.02(a) to this Agreement.

           "Purchase Agreement" means the 1997 Purchase Agreement or the 1999 Purchase Agreement or both, as applicable.

           "Rating Decline" has the meaning assigned to such term in Section 10.02(b) of this Agreement.

           "Reimbursable Expenses" has the meaning assigned to such term in
Section 9.10(b) of this Agreement.

           "Related Person" has the meaning assigned to such term in Section 10.02(b) of this Agreement.

           "Replacement Servicer" means a replacement servicer to perform some or all of the Services under the Servicing Agreement formerly performed by the Servicer, which is appointed in accordance with Section 10.03(c) of this Agreement.

           "Second Tranche Aircraft Monthly Base Fee" has the meaning assigned to such term in Section 9.07.

           "Second Tranche Aircraft Monthly Base Fee Fraction" has the meaning assigned to such term in Section 9.07.

           "Second Tranche Base Fees" has the meaning assigned to such term in
Section 9.06(a) of this Agreement.

           "Second Tranche Base Sales Fee" has the meaning assigned to such term in Section 9.06(d) of this Agreement.

           "Second Tranche Incentive Fee" has the meaning assigned to such term in Section 9.06(c) of this Agreement.

           "Second Tranche Rent Collected Fee" has the meaning assigned to such term in Section 9.06(b) of this Agreement.

           "Second Tranche Rent Fees" has the meaning assigned to such term in
Section 9.06(b) of this Agreement.

           "Second Tranche Rent Payable Fee" has the meaning assigned to such term in Section 9.06(b) of this Agreement.

           "Second Tranche Sales Fee" has the meaning assigned to such term in
Section 9.06(d) of this Agreement.

           "Second Tranche Sales Incentive Fee" has the meaning assigned to such term in Section 9.06(d) of this Agreement.

           "Security Deposits" means, at the time of calculation, with respect to each Aircraft, all cash amounts, prepayments of rent, letters of credit and guarantees paid by or issued on behalf of the Lessee for the benefit of the lessor under the relevant Lease as security for obligations of such Lessee under such Lease and other Aircraft Assets Related Documents.

           "Serviced Group" has the meaning assigned to such term in Section 2.01(a) of this Agreement.

           "Servicer" means International Lease Finance Corporation.

           "Services" has the meaning assigned to such term in Section 2.02(a) of this Agreement.

           "SPC-5" shall mean Aircraft SPC-5, Inc., a California corporation.

           "Standard of Care" has the meaning assigned to such term in Section
3.01 of this Agreement.

           "Standard of Liability" has the meaning assigned to such term in
Section 3.03 of this Agreement.

           "Target Net Results" has the meaning assigned to such term in Section
9.04 of this Agreement.

           "Tax" or "Taxes" means (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, registration, recording, documentary, conveyancing, gains, withholding on amounts paid to or by any Person, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalty, addition to tax or additional amount imposed by any governmental authority responsible for the imposition of any such tax (domestic or foreign) (a "Taxing Authority"), or (ii) liability for the payment of any amounts of the type described in (i) as a result of being party to any agreement or any express or implied obligation to indemnify any other Person.

           "Termination Notice" has the meaning assigned to such term in Section 10.02(c)(i) of this Agreement.

           "Third Party Claim" means a claim by a third party arising out of a matter for which an indemnified party is entitled to be indemnified pursuant to the indemnity provisions of this Agreement.

           "Three Year Initial Period" has the meaning assigned to such term in
Section 7.05(a)(ii) of this Agreement.

           "Three Year Period" has the meaning assigned to such term in Section 7.05(a)(i) of this Agreement.

           "Transaction Approval Requirements" has the meaning assigned to such term in Section 7.06(c) of this Agreement.

           "Year" means each twelve month period commencing on December 1 and ending on November 30.

           "1997 Purchase Agreement" means the Asset Purchase Agreement between International Lease Finance Corporation and MSAF dated as of November 10, 1997.

           "1999 Purchase Agreement" means the Asset Purchase Agreement among International Lease Finance Corporation, MSA IV and MSA V dated as of August 6, 1999.


                                    ARTICLE 2
                              APPOINTMENT, SERVICES

           SECTION 2.01. Appointment. (a) Each of MSAF and the AOEs hereby appoints the Servicer as the exclusive provider of the Services (as defined in Section 2.02 below) to MSAF and the AOEs (collectively, the "Serviced Group") in respect of the Aircraft Assets on the terms and subject to the conditions set forth in this Agreement.

            (b) The Servicer hereby accepts such appointment and agrees to perform the Services on the terms and subject to the conditions set forth in this Agreement.
In connection with the provision of the Services with respect to the Aircraft Assets, the Servicer shall when appropriate, where and to the extent practicable, contract for or otherwise obtain goods and services from third party providers the cost of which is an Aircraft Asset Expense in the name of, or as disclosed agent for, MSAF and/or the relevant AOE as applicable; if the Servicer shall not have contracted for or otherwise obtained such goods and services in the name of or as disclosed agent for MSAF or the relevant AOE, as the case may be, the Servicer shall take recourse against any such third party provider providing goods and services on behalf of MSAF or the relevant AOE, as the case may be, for any breaches by such third party provider related to the provision of such goods and services; provided that any such expenses shall be paid in accordance with Section 9.10 of this Agreement. Any third party provider discount or rebate related directly or indirectly to the Aircraft Assets shall be made available to the relevant AOE on a pro-rated basis.

           (c) MSAF and the AOEs hereby advise the Servicer that each Person within the Serviced Group has appointed or will appoint the Administrative Agent to act as its representative with respect to any matter in respect of which MSAF or any other Person within the Serviced Group is required or permitted to take any action pursuant to the terms of this Agreement. Accordingly, in connection with the performance of the Services, unless earlier notified in writing by MSAF that the Administrative Agent's appointment to act on behalf of Persons within the Serviced Group has not become effective or has been revoked or terminated, the Servicer shall in all cases be entitled to rely on the instructions (or other actions) of the Administrative Agent as representative of each Person within the Serviced Group.

           SECTION 2.02. Services. (a) The services to be provided by the Servicer in respect of the Aircraft Assets (the "Services") are as set forth in
Schedule 2.02(a).

            (b) In connection with the performance of the Services, the Servicer shall in all cases only be obliged to act upon, and shall be entitled to rely on, the instructions of MSAF or the relevant AOE or, as provided above in
Section 2.01(c), the Administrative Agent on behalf of the Persons within the Serviced Group. The Servicer shall not be liable to any of MSAF, the AOEs or any other Person for any act or omission to act taken in accordance with such instructions, except to the extent provided in Section 3.03 (other than if MSAF, any AOE or the Administrative Agent has instructed the Servicer to breach the terms of this Agreement or take any action or omit to take any action required by the terms of this Agreement or misstate any information).

           SECTION 2.03. Compliance with Applicable Laws. Notwithstanding anything to the contrary in this Agreement, the Servicer shall not be obligated to take or refrain from taking any action which would violate any Applicable Law.

           SECTION 2.04. Limitations. Without prejudice to any provision of each Purchase Agreement, neither the Servicer nor any of its Affiliates shall assume any liabilities of any Person within the Serviced Group.

           SECTION 2.05. Separateness of Rights and Obligations. Each of the parties hereto acknowledges and agrees that each AOE that is not a direct or indirect subsidiary of MSAF (a "Non-MSAF AOE") is a separate and identifiable business independent from MSAF and its consolidated subsidiaries (the "MSAF Group"). Accordingly, all rights and obligations of each Non-MSAF AOE hereunder belong solely to such Non-MSAF AOE and are not shared with, or supported or guaranteed in any manner by, MSAF or any other Person within the MSAF Group. In addition, all rights and obligations hereunder of MSAF and each Person within the MSAF Group belong solely to MSAF or such Person, unless otherwise provided for herein, and are not shared with, or supported or guaranteed in any manner by, any Non-MSAF AOE. All obligations hereunder of MSAF and each Person within the MSAF Group shall be joint and several obligations of every Person within the MSAF Group that is a signatory hereto, including Non-MSAF AOEs that subsequently become direct or indirect consolidated subsidiaries of MSAF. The Servicer hereby agrees not to commingle funds or other assets belonging to MSAF or a Person within the MSAF Group, on the one hand, and any Non-MSAF AOE, on the other other than misdirected funds from Lessees, which shall be promptly redirected to the appropriate Bank Account. In addition, the Servicer agrees not to (i) hold out any Non-MSAF AOE as a current member of the MSAF Group, (ii) hold out any Person within the MSAF Group as belonging to a group of Non-MSAF AOEs and (iii) in any way state or imply that the obligations of a Non-MSAF AOE or Person within the MSAF Group are guaranteed or otherwise supported by a Person within the MSAF Group or a Non-MSAF AOE, respectively. Each Non-MSAF AOE and MSAF agrees not to hold out the Servicer as a member of the MSAF Group or affiliated to such Non-MSAF AOE or to in any way state or imply that the obligations of a Non-MSAF AOE or Person within the MSAF Group are guaranteed by the Servicer. The Servicer agrees to follow any written instructions provided to it by the Administrative Agent that are intended to ensure the separateness of the rights and obligations of any Non-MSAF AOE that may be party to this Agreement, so long as such instructions do not violate any laws and are related to the Aircraft Assets or the Services to be performed by the Servicer. MSAF and any Non-MSAF AOE shall notify Servicer in writing upon such Non- MSAF AOE becoming a member of the MSAF Group.


                                    ARTICLE 3
         STANDARD OF CARE; CONFLICTS OF INTEREST; STANDARD OF LIABILITY

           SECTION 3.01. Standard of Care. The Servicer shall use reasonable care and diligence at all times in the performance of the Services as if it were the owner of the Aircraft Assets (the "Standard of Care").

           SECTION 3.02. Conflicts of Interest. (a) Each of MSAF and the AOEs acknowledges and agrees that (i) in addition to managing the Aircraft Assets under this Agreement, the Servicer may manage, and shall be entitled to manage, from time to time, the separate assets of International Lease Finance Corporation, its Affiliates and third parties ("Other Assets"); (ii) notwithstanding Section

3.02(b) below, in the course of conducting such activities, the Servicer may from time to time have conflicts of interest in performing its duties on behalf of the various entities to whom it provides management services and with respect to the various assets in respect of which it provides management services; and
(iii) the Controlling Trustees or other governing body of each Person within the Serviced Group have approved the transactions contemplated by this Agreement and desire that such transactions be consummated and, in giving such approval, the Controlling Trustees or other governing body of each Person within the Serviced Group have expressly recognized that such conflicts of interest may arise and that when such conflicts of interest arise the Servicer shall perform the Services in accordance with the Standard of Care and the Conflicts Standard.

            (b) The Servicer shall affirmatively seek to avoid conflicts of interest with respect to the Aircraft Assets; however, if conflicts of interest arise regarding the management of (i) a particular Aircraft Asset, on the one hand, and another Aircraft Asset, on the other hand, or (ii) any Aircraft Assets, on the one hand, and Other Assets, on the other hand, the Servicer shall
(A) notify MSAF in the weekly report as set forth in Section 8.01 of Schedule 2.02(a) (and, in the case of any Aircraft Asset owned by a Non-MSAF AOE, such Non-MSAF AOE by notifying the Administrative Agent) and (B) perform the Services in good faith and to the extent (i) such Aircraft Assets or (ii) such Aircraft Asset and such Other Asset are substantially similar in terms of objectively identifiable characteristics relevant for purposes of the particular Services to be performed, the Servicer shall not discriminate among such Aircraft Assets or between such Aircraft Assets and such Other Assets (the standard set forth in this Section 3.02(b) shall be referred to collectively as the "Conflicts Standard").

           SECTION 3.03. Standard of Liability. The Servicer shall not be liable to MSAF or any of the AOEs for any Losses arising (i) as a result of an Aircraft Asset sold, leased or purchased on less favorable terms than might have been achieved at any time provided such transactions were entered into on the basis of a commercial decision of the Servicer, or (ii) in respect of the Servicer's obligation to apply the Conflicts Standard in respect of its performance of the Services, except, in either case, in the case of wilful misconduct or fraud on the part of the Servicer. MSAF and the AOEs shall indemnify, reimburse and hold harmless the Servicer on an After-Tax Basis in accordance with the provisions of
Article 11 for any Loss arising as a result of the performance of any of the Servicer's obligations as Servicer or as a result of any action which the Servicer is requested to take or refrain from taking by MSAF or a Non-MSAF AOE, unless (i) such Loss has arisen as a result of the wilful misconduct of the Servicer, (ii) such Loss has directly resulted from a breach by the Servicer of the express terms and conditions of this Agreement or (iii) such Loss is a Loss for which the Servicer has indemnified MSAF, the AOEs and their respective Affiliates and arises as a result of any material misstatements or omissions in any public filings relating to information on the Aircraft Assets, Services and the Servicer provided by the Servicer for disclosure in such public filings (the liability standards set forth in this Section 3.03, the "Standard of Liability").

           SECTION 3.04. Waiver of Implied Standard. Except as expressly stated above in this Article 3, all other warranties, conditions and representations, express or implied, statutory or otherwise, arising under, Delaware, New York or California law in relation to either the skill, care, diligence or otherwise in respect of any service to be performed hereunder or to the quality or fitness for any particular purpose of any goods are hereby excluded and the Servicer shall not be liable in contract, tort or otherwise under Delaware, New York or California law for any loss, damage, expense or injury of any kind whatsoever, arising out of or in connection with the services to be supplied pursuant to this Agreement or any goods to be provided or sold in conjunction with such services.


                                    ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES

           Each of the representations and warranties set forth below in this
Article 4 shall be made severally by each AOE with respect to the Aircraft Assets, Aircraft Assets Related Documents and bank or other similar accounts owned or held, or to be owned or held, by each such AOE and shall be made jointly and severally by MSAF and each Person within the MSAF Group with respect to the Aircraft Assets, Aircraft Assets Related Documents and bank or other similar accounts owned or held by any Person within the MSAF Group. At the time any Non- MSAF AOE shall become a subsidiary of MSAF, MSAF and each Person within the MSAF Group shall be deemed to have made, as of the date hereof and jointly and severally with such Non-MSAF AOE, the representations and warranties set forth below with respect to the Aircraft Assets, Aircraft Assets Related Documents and bank or other similar accounts owned or held by such Non-MSAF AOE.

           SECTION 4.01. Aircraft Assets. Schedule 4.01 contains a true and complete list of all Aircraft that are or are intended to be Aircraft Assets as of the date hereof.

           SECTION 4.02. Aircraft Assets Related Documents. Schedule 4.02 sets forth a true and complete list of all material Aircraft Assets Related Documents. The Aircraft Assets Related Documents relating to Aircraft owned as of the date hereof by any AOE have been delivered to the Servicer and the Aircraft Assets

Related Documents relating to a particular Aircraft yet to be purchased by and delivered to any AOE shall be delivered to the Servicer on the applicable Delivery Date. Any Aircraft Assets Related Document received after the relevant Delivery Date that has not previously been delivered to the Servicer shall be delivered to the Servicer by the relevant AOE promptly upon receipt after the relevant Delivery Date. The Servicer shall not be required to perform any service provided for in any Aircraft Assets Related Documents not delivered to it.

           SECTION 4.03. Accounts and Cashflow. Schedule 4.03 sets forth (i) a true and complete list of all bank or other similar accounts relating to the Aircraft Assets, with respect to which any AOE has authority and (ii) a description of all material arrangements and procedures relating to the flow of cash related to the Aircraft Assets.


                                    ARTICLE 5
                              SERVICER UNDERTAKINGS

           SECTION 5.01. Staff and Resources. The Servicer shall employ or otherwise engage such staff (including in-house legal staff) and maintain such supporting resources as the Servicer shall deem necessary in accordance with its usual business practices with respect to its own aircraft, both in number and in quality, to enable the Servicer to perform the Services in accordance with the terms of this Agreement.

           SECTION 5.02. Access. The Servicer at such times as MSAF or any Non-MSAF AOE may reasonably request (which requests shall be no more frequent than quarterly) shall make available to MSAF or such Non-MSAF AOE and their respective agents (including the Administrative Agent and auditors) reports, ledgers, documents, reports and other records (including without limitation, transaction reports, invoice books, receipts, receipt records, journals and journal entries) and other information on a "read only" basis (by way of hard copy or computer disc) related to the Aircraft Assets or the business of MSAF or any AOE (copies of which MSAF or any AOE shall be entitled to take) to enable MSAF or any Person within the Serviced Group to monitor the performance of the Servicer under this Agreement.

           SECTION 5.03. Compliance with Law. The Servicer shall, in connection with the performance of the Services, comply with all laws, rules and regulations applicable to the Servicer and with the laws, rules and regulations applicable to the Aircraft Assets.

           SECTION 5.04. Commingling. The Servicer shall not commingle any funds of any Person within the Serviced Group with any funds of any other Person other than Security Deposits held pursuant to the Custody and Loan Agreement and misdirected funds from Lessees and others which shall be promptly redirected to a Bank Account.

           SECTION 5.05. Notes Offering. The Servicer agrees to use its best efforts to cooperate with MSAF and its Affiliates in connection with the public or private offerings and sales of any securities of MSAF or any of its Affiliates that relate to the Aircraft Assets (a "Notes Offering") including participating in customary marketing activities relating to a Notes Offering in the Servicer's capacity as Servicer of the Aircraft Assets (including road shows and investor meetings); attending, on reasonable prior notice, and subject to the reasonable availability of the Servicer's officers and employees, all meetings with credit rating agencies relating to any Notes Offering; providing MSAF and its Affiliates, underwriters, credit rating agencies and other advisors with reasonable opportunities to conduct legal and business due diligence with respect to the Servicer and provision of Services and with respect to the Aircraft Assets and Leases including providing any historical financial information, the names of prior lessees and repossession and restructuring information (including costs and expenses related thereto that are reasonably available) with respect to the Aircraft (which information shall not include any lease document to which no Person within the Serviced Group was a party); procuring, at MSAF's expense, opinions of counsel with respect to matters requested by the credit rating agencies and relating to the Aircraft Assets, Leases and related documents and related collateral and payments thereunder; assisting with respect to the preparation by the Administrative Agent of financial statements for the Aircraft Assets as if the Aircraft Assets had been operated as a business, if and to the extent such financial statements are required by any regulatory authority; and providing, reviewing (the items which are specified by MSAF), commenting on and providing customary indemnities against material misstatements or omissions with respect to, written information regarding the Aircraft Assets, the Servicer and provision of Services for inclusion in any securities offering document related to the Aircraft Assets.

           MSAF and its Affiliates agree to provide the Servicer with prior notice of any pending Notes Offering. The notice shall contain the expected closing date of such Notes Offering and any assistance required from the Servicer in connection with such Notes Offering, and shall be given as soon as MSAF or its Affiliates have knowledge of such information.

                                    ARTICLE 6
                        UNDERTAKINGS OF MSAF AND THE AOES

           SECTION 6.01. Cooperation. Each of MSAF and the AOEs shall at all times use their best efforts to cooperate with the Servicer to enable the Servicer to provide the Services, including providing the Servicer with all powers of attorney as may be reasonably necessary or appropriate to perform the Services.

           SECTION 6.02. No Representation with Respect to Third Parties. Each of MSAF and the AOEs agrees that as between the Servicer, on the one hand, and any Person within the Serviced Group, on the other hand, no representation is made as to the financial condition and affairs of any Lessee of, or purchaser of, any Aircraft Asset or any manufacturer, representative, maintenance facility, contractor, vendor or supplier utilized by the Servicer in connection with its performance of the Services and, subject to the Standard of Liability, the Servicer shall have no liability with respect to such third parties.

           SECTION 6.03. Related Document Amendments. Each of MSAF and the AOEs shall not take any action that would increase in any respect the scope, nature or level of the Services to be provided under this Agreement without the Servicer's prior written consent.

           SECTION 6.04. Other Servicing Arrangements. Without the prior written consent of the Servicer, MSAF and the AOEs shall not (a) enter into, or cause or permit any Person (other than the Servicer) to enter into on their behalf, any transaction for the lease or sale of any Aircraft Asset in respect of which the Servicer is at such time performing Services, or (b) employ any Person other than the Servicer to perform any of the Services with respect to the Aircraft Assets.

           SECTION 6.05. Communications. Each of MSAF and the AOEs shall forward promptly to the Servicer a copy of any written communication received from any Person in relation to any Aircraft Asset owned directly or indirectly by MSAF or such AOE.

           SECTION 6.06. Ratification. Each of MSAF and the AOEs hereby ratifies and confirms and agrees to ratify and confirm whatever the Servicer does in accordance with this Agreement in the exercise of any of the powers or authorities conferred upon the Servicer under the terms of this Agreement.

           SECTION 6.07. Execution, Amendment, Modification or Termination of Aircraft Assets Related Documents. (a) No later than five Business Days after the date that (i) any agreement, instrument or other document becomes an Aircraft Assets Related Document or (ii) any Aircraft Assets Related Document shall have been amended, modified or terminated, MSAF or the applicable AOE shall deliver written notice thereof to the Servicer together with (A) in the case of any newly executed Aircraft Assets Related Document, a true and complete copy of such Aircraft Assets Related Document, a list of all Aircraft Assets to which it relates and a description, in reasonable detail, of the relevance of such Aircraft Assets Related Document to such assets or (B) in the case of any amendment, modification or termination, a true and complete copy of any related agreement, instrument or other document; provided, however, that such notice or such document shall not be required to be delivered if the Servicer was substantially involved in the preparation and execution of such new, amended, modified or terminated agreement, instrument or other document.

            (b) MSAF has delivered or shall promptly deliver to the Servicer a complete copy of each executed Indenture (which shall include a definition of the relevant calculation date), the Administrative Agency Agreement or similar agreements, and any amendments, changes, modifications or waivers relating to any of the aforementioned agreements, in each case excluding any confidential pricing information contained therein.

            (c) MSAF and each Non-MSAF AOE shall promptly notify the Servicer of any change in the name, identity and contact details of the Administrative Agent, and the controlling trustees of MSAF and each Non-MSAF AOE and of any changes thereto and any other relevant information relating to such parties reasonably requested by the Servicer.

           SECTION 6.08. MSAF Group Accounts and Cash Arrangements. MSAF or the applicable Non-MSAF AOE shall promptly notify the Servicer of any new bank or similar account established by or on behalf of MSAF or any Person within the MSAF Group or any Non-MSAF AOE or otherwise relating to the Aircraft Assets and of any such account relating to any Aircraft Assets that become Aircraft Assets after the date of this Agreement and the closing of any such account. When MSAF or a Non-MSAF AOE notifies the Servicer that it has established a new bank or similar account, MSAF or such Non-MSAF AOE shall provide the Servicer with an updated list of all material arrangements and procedures relating to the flow of cash related to the Aircraft Assets owned directly or indirectly by MSAF or such Non-MSAF AOE, respectively.

           SECTION 6.09. Notification of Bankruptcy. If any of MSAF or the AOEs shall consider taking any action to:

            (a) file any petition or application, commence any proceeding, pass any resolution or convene a meeting with respect to itself or any of its Affiliates under any United States federal, state or foreign or international law relating to the appointment of a trustee in bankruptcy, liquidator or receiver with respect to any of MSAF or the AOEs or over the whole or any part of any properties or assets of any of MSAF or the AOEs or any bankruptcy, reorganization, compromise arrangements or insolvency of any of MSAF or the AOEs; or

            (b)   make an assignment for the benefit of its creditors generally;

           then MSAF or the relevant AOEs shall notify the Servicer, to the extent practicable, of such consideration a reasonable period of time prior to taking any such action, but in any event, prior to taking any such action (it being understood that the foregoing notice requirement shall not be construed to prohibit or restrain the taking of any action described in (a) or (b) above). If any of MSAF or the AOEs becomes aware of the intent or action of any Person (whether a creditor or member of any of MSAF or the AOEs) to appoint a trustee in bankruptcy, liquidator or receiver, MSAF or the relevant AOE shall promptly notify the Servicer.

           SECTION 6.10. Further Assurances. Each of MSAF and the AOEs agrees that at any time and from time to time upon the written request of the Servicer, it will execute and deliver such further documents and do such further acts and things as the Servicer may reasonably request in order to effect the purposes of this Agreement.


                                    ARTICLE 7
                     SERVICED GROUP RESPONSIBILITY; BUDGETS

           SECTION 7.01. Serviced Group Responsibility. Notwithstanding the appointment of the Servicer to perform the Services and the related delegation of authority and responsibility to the Servicer pursuant to this Agreement, each of MSAF and the AOEs shall remain responsible for all matters related to their respective business, operations, assets and liabilities.

           SECTION 7.02. Instructions by the Serviced Group. MSAF or any AOE may at any time deliver written notice to the Servicer directing the Servicer to limit or terminate any action being taken by it under this Agreement or to take any action authorized or contemplated by this Agreement (including sale or disposal of any Aircraft Asset) or the applicable Lease which is described in reasonable detail in such notice and, upon receipt of such written notice, the Servicer shall use commercially reasonable efforts to comply with the terms thereof.

           SECTION 7.03. Request for Authority. (a) Subject to Section 7.03(b), if the Servicer wishes to take or approve any action which it is not expressly authorized under this Agreement to take or approve, it shall request authority from the relevant AOE or MSAF, if such AOE is a direct or indirect wholly owned subsidiary of MSAF, in order to take or approve the action. The Servicer's request for authority shall be confirmed in writing (including via e-mail), and shall include a reasonably detailed explanation of the reason for the request. If on or prior to the last day for a response by the relevant AOE or MSAF as specified by the Servicer in its request (being not less than five Business Days after the request), MSAF or the relevant AOE does not expressly refuse such request, the Servicer may be deemed to be authorized in writing to take or to approve such action on behalf of the relevant AOE.

            (b) If the Servicer reasonably determines that an action to protect the interests of an AOE is required before the expiration of the relevant time period specified in Section 7.03(a), then the Servicer shall send notification (including via e-mail) to the relevant AOE or MSAF, if such AOE is a direct or indirect wholly owned subsidiary of MSAF, of such determination and, unless otherwise directed by the relevant AOE or MSAF, the action proposed may be deemed to be authorized in writing on behalf of the relevant AOE.

            (c) In relation to each payment required to be made in relation to an Aircraft Asset and not certified under any other provision of this Agreement, the Servicer will submit written documentation (e.g. written invoice) to the Administrative Agent, giving reasonable details for such payment.

           SECTION 7.04. Overall Business Objectives with Respect to Aircraft Assets. The Servicer will perform the Services with a view towards maximizing the present value of the cash flows over the life of the Aircraft Assets from leasing and re-leasing or selling or otherwise disposing of Aircraft Assets taking into account the then-existing and anticipated market conditions affecting the operating lease of used aircraft and the commercial aviation industry generally and any applicable restrictions within any Indenture.

           SECTION 7.05. Operating Budget; Aircraft Asset Expenses Budget. (a)
(i) MSAF, on behalf of itself and the AOEs within the MSAF Group, shall adopt with respect to each one Year period (a "One Year Period") and each three Year period (a "Three Year Period") during the term of this Agreement:

               (A) a separate cash operating budget with respect to the Aircraft Assets owned by such AOEs (each, an "Operating Budget"); and

               (B) a separate cash budget with respect to Aircraft Asset Expenses related to the Aircraft Assets owned by such AOEs (each, an "Asset Expenses Budget").

           The Operating Budgets with respect to Aircraft Assets owned as of the date hereof by MSA I and SPC-5 for the One Year Period ending November 30, 1999 and for the Three Year Period ending November 30, 2001 are attached hereto as
Exhibit 7.05A.

               (ii) MSA II, MSA IV and MSA V shall adopt, with respect to the Initial Periods and, until such time as they are direct or indirect wholly owned subsidiaries of MSAF, with respect to each One Year Period and each Three Year Period during the term of this Agreement:

               (A) a separate Operating Budget; and

               (B) a separate Asset Expenses Budget.

           The initial Operating Budgets for Aircraft Assets owned by MSA II, MSA IV and MSA V for the period from the date hereof through November 30, 1999 (the "One Year Initial Period") and through November 30, 2001 (the "Three Year Initial Period" and together with the One Year Initial Period, the "Initial Periods"), and the initial Asset Expenses Budgets for the One Year Initial Period and the Three Year Initial Period, shall be substantially in a form to be agreed by the parties as soon as practicable following execution of this Agreement but no later than November 10, 1999 (together, the "Initial Approved Budgets").

           The Operating Budgets and Asset Expenses Budgets for each One Year Period and Three Year Period during the term of this Agreement shall be adopted in accordance with Section 7.05(b).

           The Servicer shall use best efforts to achieve the Initial Approved Budgets and the Approved Budgets for any One Year Period and Three Year Period.

           (b) In respect of each One Year Period and Three Year Period, MSAF (and MSA II, MSA IV and MSA V until such time as they become direct or indirect wholly owned subsidiaries of MSAF) shall prepare, and deliver to the Servicer no later than the September 30 immediately preceding the commencement of each Year, proposed One Year and Three Year Operating Budgets and One Year and Three Year Asset Expenses Budgets for each such period together with reasonably detailed supporting information and the assumptions underlying such proposed Operating Budgets or Asset Expenses Budgets. The proposed Operating Budget and Asset Expenses Budget with respect to Aircraft sold and purchased pursuant to the 1997 Purchase Agreement for the following Year shall include the Target Net Results amount.

           (c) In connection with the preparation of such proposed One Year and Three Year Operating Budgets and One Year and Three Year Asset Expenses Budgets for each period, the Servicer shall provide MSAF and the Administrative Agent (and MSA II, MSA IV and MSA V separately with respect to Aircraft Assets owned by them if, at such time, MSA II, MSA IV and MSA V are not direct or indirect wholly owned subsidiaries of MSAF), not later than the August 30 immediately preceding the commencement of each Year, information in a form to be agreed from time to time relating to (i) lease rates, (ii) downtime, (iii) technical expenditures (including any costs to be capitalized) relating to the Aircraft Assets, (iv) costs relating to insurance, legal, consulting and other similar expenses and (v) such other Aircraft Assets expense-related information as may be requested to prepare such budgets, in each case including the assumptions relating thereto.

           The Servicer shall have the right during the 30-day period following its receipt of MSAF's (or MSA II's, MSA IV's and MSA V's) proposed Operating Budgets and Asset Expenses Budgets to express any objections it may reasonably have to such budgets. During such 30-day period, MSAF (or MSA II, MSA IV and MSA V, as applicable) shall negotiate in good faith with the Servicer to agree on a final one Year and three Year Operating Budget and a final one Year and three Year Asset Expenses Budgets for each Period; provided that MSAF (or MSA II, MSA IV and MSA V, as applicable) shall not be obligated to agree to any changes to its proposed Operating Budgets and Asset Expenses Budgets for any One Year Period or Three Year Period. Not later than the November 10 immediately preceding the commencement of such Year, MSAF (or MSA II, MSA IV and MSA V, as applicable) shall deliver to the Servicer final Operating Budgets and Asset Expenses Budgets for each One Year Period and Three Year Period (the "Approved Budgets") together with reasonably detailed information regarding MSAF's (or MSA II's, MSA IV's and MSA V's) underlying assumptions.

            (d) If at any time the Servicer reasonably believes that the incurrence of any Aircraft Asset Expense is reasonably likely to result in the actual aggregate Aircraft Asset Expenses of the same category as such Aircraft Asset Expense (taking into account all Aircraft Asset Expenses of such category incurred to date) exceeding 110% of the line item amount included in the then applicable Approved Budget for any One Year Period for such category of Aircraft Asset Expenses, the Servicer shall not incur such Asset Expense without prior notification to MSAF (or MSA II, MSA IV and MSA V if the Aircraft Asset Expense relates to an Aircraft Asset owned by MSA II, MSA IV or MSA V and such entity is not then a direct or indirect wholly owned subsidiary of MSAF). In connection with the foregoing, the Servicer may request that the related line item amount included in the then applicable Approved Budget be increased to the reasonably anticipated level in such category for the balance of the relevant One Year Period or One Year Initial Period, as the case may be.

           SECTION 7.06. Transaction Approval Requirements. (a) Consistent with the overall business objectives of the Persons within the Serviced Group with respect to the Aircraft Assets, and with the delegation to the Servicer by the Persons within the Serviced Group of a practicable and workable level of autonomy, responsibility and authority regarding the performance of the Services, the Servicer shall not do any of the following without the express prior written approval of (or, in the case of paragraph (ix) below, prior written notice to) MSAF or the relevant Non-MSAF AOE if the action relates to an Aircraft Asset owned directly or indirectly by a Non-MSAF AOE:

               (i) Except as required in accordance with the terms of any Lease or other agreement with the Lessee, sell (or enter into any commitment or agreement to sell) or otherwise dispose of any Aircraft or any Engine;

               (ii) Enter into any new Lease (or any renewal or extension of an existing Lease or other agreement with a Lessee) of Aircraft Assets owned by any Person within the MSAF Group if such new Lease shall not comply with the applicable provision of any indenture or similar agreement binding MSAF or any Person within the MSAF Group and related to a Notes Offering (each such agreement, an "Indenture").

               (iii) Terminate any Lease or Leases to any single Lessee with respect to any Aircraft having an aggregate depreciated net book value on the books of the relevant Person (or Persons) in the Serviced Group in excess of $100,000,000.

               (iv) Unless provided for in the then current One Year Approved Budget, enter into any contract for the modification or maintenance of Aircraft Assets (A) if the costs to be incurred thereunder by the relevant AOE exceed the greater of (1) the estimated aggregate cost of a heavy maintenance "D" check for the airframe and a full restoration shop visit for the engines for Aircraft Assets of the type in question and (2) the amount of the available maintenance reserve or other collateral under the applicable Lease or (B) outside the ordinary course of the relevant AOE's business.

               (v) Enter into on behalf of MSAF or any of the AOEs, any capital commitment or confirm any order or commitment to acquire, or acquire on behalf of any AOE, aircraft or; subject to Section (e) of Article 4 of Schedule 2.02(a), engines with any aircraft or engine manufacturers except Servicer may enter into any capital commitment or order or commitment to acquire a replacement engine or spare part for an Aircraft so long as the same is provided for in the then applicable One Year Approved Budget.

               (vi) Issue any guarantee on behalf of, or otherwise pledge the credit for borrowed money of any Person within the Serviced Group.

               (vii) Unless permitted by any other provision of this Section 7.06, enter into any agreement for services to be provided in respect of Aircraft Assets by third parties outside the ordinary course of ILFC's business, the cost of which is to be borne by any Person within the Serviced Group, except in each case to the extent that the same is an Asset Expense provided for in the then applicable One Year Approved Budget.

               (viii) Incur on behalf of any Person within the Serviced Group any liability (actual or contingent) or cause any such liability to be incurred, except for a liability (A) contemplated in the then applicable One Year Approved Budget, (B) pursuant to a transaction of a type which is subject to another Transaction Approval Requirement or which would be subject to another Transaction Approval Requirement if the threshold set forth in such Transaction Approval Requirement were met or (C) incurred in the ordinary course of the relevant AOE's business.

               (ix) On behalf of any Person within the Serviced Group enter into, amend or grant a waiver with respect to any transaction with the Servicer or any of its Affiliates including without limitation for the acquisition, sale or lease of any Aircraft Assets from or to, or the obtaining or provision of services by, any such Person.

           (b) Any transaction entered into by the Servicer on behalf of any Person within the Serviced Group shall be on an arm's length basis and on market terms, unless otherwise agreed by such Person or MSAF, if such Person is a direct or indirect wholly owned subsidiary of MSAF, or directed by the Serviced Group in accordance with Section 7.02.

           (c) The transaction approval requirements (the "Transaction Approval Requirements") set forth in this Section 7.06 may only be amended by mutual agreement of the parties, and shall not in any event be amended to reduce or circumscribe the delegation to the Servicer of the level of autonomy, authority and responsibility contemplated by the Transaction Approval Requirements with respect to the performance of the Services.


                                    ARTICLE 8
                                  EFFECTIVENESS

           SECTION 8.01. Effectiveness. This Agreement shall become effective with respect to all Aircraft Assets (other than those to be sold and purchased pursuant to the 1999 Purchase Agreement), and the Servicing Agreement dated as of November 10, 1998 shall thereupon be amended and restated in its entirety, upon the execution hereof by MSAF, the Servicer, MSA I, MSA II, MSA IV, MSA V, SPC-5 and the Administrative Agent. This Agreement shall become effective with respect to each Aircraft Asset to be sold and purchased pursuant to the 1999 Purchase Agreement upon (a) fulfillment of the condition set forth in the preceding sentence and (b) the delivery of such Aircraft Asset to MSA IV or MSA V or its designee in accordance with the terms of the 1999 Purchase Agreement.


                                    ARTICLE 9
                            SERVICING FEES; EXPENSES

           SECTION 9.01. Servicing Fees with respect to Aircraft Assets sold and purchased pursuant to the 1997 Purchase Agreement. In consideration of the Servicer's performance of the Services with respect to Aircraft Assets sold and purchased pursuant to the 1997 Purchase Agreement, MSAF shall pay to the Servicer servicing fees consisting of the fees set forth in (a) Section 9.02 ("First Tranche Base Fees"), (b) Section 9.03, the "First Tranche Rent Payable Fee" and "First Tranche Rent Collected Fee", together, the "First Tranche Rent Fees"), (c) Section 9.04 (the "First Tranche Incentive Fee") and (d) Section
9.05 (the "First Tranche Base Sales Fee" and "First Tranche Sales Incentive Fee", together, the "First Tranche Sales Fees").

           SECTION 9.02. First Tranche Base Fees. (a) To the extent not previously paid, a First Tranche Base Fee shall be paid by MSAF to the Servicer of (i) $2,000,000 on December 1, 1997 and (ii) an amount with respect to each Aircraft for each month (the "First Tranche Aircraft Monthly Base Fee") equal to the amount set forth below opposite the period during which such month occurs, multiplied by the First Tranche Aircraft Monthly Base Fee Fraction with respect to such Aircraft for such month:

                          Period                                    Amount
                          ------                                    ------
             December 1, 1997-- November 30, 1998               $  83,333.33
             December 1, 1998-- November 30, 1999                 250,000.00
             From December 1, 1999 until the termination
                       or expiration of this Agreement            166,666.66

           The "First Tranche Aircraft Monthly Base Fee Fraction" for any month means, with respect to each Aircraft, the fraction which is the product of (x) the quotient of (A) the number of days during such month that MSAF Group owned such Aircraft (including the relevant Delivery Date and excluding the date of disposal of such Aircraft) divided by (B) the total number of days in such month, multiplied by (y) the quotient of (A) the Base Purchase Price of such Aircraft, as set forth on Exhibit A-1 to the 1997 Purchase Agreement divided by
(B) the sum of the Base Purchase Prices of all the Aircraft.

           (b) For any month in which an Aircraft is initially delivered under the 1997 Purchase Agreement or disposed of, the First Tranche Aircraft Monthly Base Fee payable with respect to such Aircraft shall be paid in arrears on the fifteenth day (or, if not a Business Day, the next succeeding Business Day) of the month following such month. For any other month, all First Tranche Aircraft Monthly Base Fees shall be paid in advance on the fifteenth day (or, if not a Business Day, the next succeeding Business Day) of the month immediately preceding such month.

           SECTION 9.03. First Tranche Rent Fees. (a) A First Tranche Rent Payable Fee shall be paid for each month during the term of this Agreement by MSAF to the Servicer equal to 1% of the aggregate amount of the rent (as defined in each Lease, but, for the avoidance of doubt, not including any amounts reimbursable to Lessees) due to the lessor by each Lessee attributable to any such month, or portion of a month in which the related Aircraft is owned by any Person within the MSAF Group and shall be paid on the fifteenth day (or, if not a Business Day, the next succeeding Business Day) of such month. If any Aircraft shall be initially delivered under the 1997 Purchase Agreement or disposed of during any such month, the First Tranche Rent Payable Fee with respect to the related Lessee shall be pro-rated by multiplying the amount of rent attributable to the relevant month by a fraction, the numerator of which is the actual number of days the related Aircraft has been owned by MSAF Group in such month (including the relevant Delivery Date and excluding the date of disposal of such Aircraft) and the denominator of which is the actual number of days in such month. If the date of initial delivery or date of disposition occurs after the tenth day of such month or if any or all of the rent for such Aircraft is based on a number of flight hours flown by such Aircraft or any other variable rate (a "power-by-the-hour amount"), the fee in relation to such Aircraft or power-by-the-hour amount shall be paid on the fifteenth day (or, if not a Business Day, the next succeeding Business Day) of the next succeeding month.

            (b) A First Tranche Rent Collected Fee shall be paid for each month during the term of this Agreement by MSAF to the Servicer equal to 1% of the aggregate amount of the rent (as defined in each Lease but for the avoidance of doubt, not including any amounts reimbursable to Lessees) actually paid by each Lessee for such month or portion of a month the related Aircraft is owned by any Person within the MSAF Group. All payments of the First Tranche Rent Collected Fee shall be payable in arrears on the fifteenth day (or, if not a Business Day, the next succeeding Business Day) of the month next succeeding the month in which the rental payment is made.

           SECTION 9.04. First Tranche Incentive Fee. A First Tranche Incentive Fee shall be payable during the term of this Agreement by MSAF to the Servicer for the One Year Initial Period and each subsequent One Year Period in the amount of (i) 10% of (ii) the amount (if any) by which the actual net results for such Year (calculated on the same basis as net results is calculated in the Approved Budget for such Year) shall have exceeded the Target Net Results. "Target Net Results" for any Year shall be as specified in the Approved Budget for such Year. All payments of the First Tranche Incentive Fee shall be payable in arrears on the fifteenth day (or, if not a Business Day, the next succeeding Business Day) of the month next succeeding the end of the One Year Initial Period and each subsequent One Year Period.

           SECTION 9.05. First Tranche Sales Fees. (a) A First Tranche Base Sales Fee shall be payable at any time during the term of this Agreement by MSAF to the Servicer in the amount of (i) 1.5% of (ii) the lesser of (x) Net Cash Proceeds (including relating to a disposition of an Aircraft as a result of a total loss of such Aircraft) and (y) the First Tranche Target Sales Price for the sale of any Aircraft provided that no First Tranche Sales Fees shall be payable with respect to sales in connection with a refinancing, restructuring or reorganization with respect to the MSAF Group or the Aircraft after which the Servicer shall remain as servicer of such Aircraft. "First Tranche Target Sales Price" means, with respect to a sale or disposition of any Aircraft, an amount agreed by MSAF and Servicer, subject to any restrictions imposed by any Indenture. "Net Cash Proceeds" means the gross cash proceeds of any sale or disposition of Aircraft net of any transaction costs (including transaction taxes and the Servicer's out-of-pocket expenses) and brokers' commissions.

            (b) A First Tranche Sales Incentive Fee shall be payable at any time during the term of this Agreement by MSAF to the Servicer equal to (i) five percent multiplied by (ii) Net Gains earned on the sale or disposition of any Aircraft. "Net Gains" means, with respect to the sale of any Aircraft, an amount (not less than zero) of the Net Cash Proceeds in excess of the Target Sales Price in connection with such sale.

           SECTION 9.06. Servicing Fees with Respect to Aircraft Assets sold and purchased pursuant to the 1999 Purchase Agreement and with respect to the MSA II Aircraft. In consideration of the Servicer's performance of the Services with respect to Aircraft Assets sold and purchased pursuant to the 1999 Purchase Agreement and with respect to the MSA II Aircraft, MSA II, MSA IV or MSA V, as applicable, shall pay to the Servicer servicing fees consisting of the fees set forth in (a) Section 9.07 ("Second Tranche Base Fees"), (b) Section 9.08, the "Second Tranche Rent Payable Fee" and "Second Tranche Rent Collected Fee", together, the "Second Tranche Rent Fees"), (c) Section 9.09 (the "Second Tranche Incentive Fee") and (d) Section 9.10 (the "Second Tranche Base Sales Fee" and "Second Tranche Sales Incentive Fee", together, the "Second Tranche Sales Fees"). MSAF hereby fully and unconditionally guarantees payment by MSA II, MSA IV and MSA V of all fees payable by them pursuant to Sections 9.07, 9.08 and
9.09 with respect to any period during which they are direct or indirect wholly owned subsidiaries of MSAF.

           SECTION 9.07. Second Tranche Base Fees. To the extent not previously paid, a Second Tranche Base Fee shall be paid by MSA II, MSA IV or MSA V, as applicable, to the Servicer in an amount with respect to each Aircraft for each month (the "Second Tranche Aircraft Monthly Base Fee") equal to $83,333.33 multiplied by the Second Tranche Aircraft Monthly Base Fee Fraction with respect to such Aircraft for such month.

           The "Second Tranche Aircraft Monthly Base Fee Fraction" for any month means, with respect to each Aircraft, the fraction which is the product of (x) the quotient of (A) the number of days during such month that the Servicer was obliged to provide services with respect to such Aircraft under this Agreement divided by (B) the total number of days in such month, multiplied by (y) the quotient of (A) either the Base Purchase Price of such Aircraft as set forth on Exhibits A-1 and A-2 to the 1999 Purchase Agreement in the case of Aircraft sold and purchased pursuant to the 1999 Purchase Agreement or $7.0 million for each of the MSA II Aircraft divided by (B) the sum of the Base Purchase Prices of all the Aircraft sold and delivered pursuant to the 1999 Purchase Agreement plus $14.0 million in respect of the MSA II Aircraft.

           (b) For any portion of a month in which the Servicer is first obliged to perform the Services in respect of either of the MSA II Aircraft or any Aircraft to be purchased and sold under the 1999 Purchase Agreement, the Second

Tranche Aircraft Monthly Base Fee payable with respect to such Aircraft shall be paid in arrears on the fifteenth day (or, if not a Business Day, the next succeeding Business Day) of the month following such month. For any other month, all Second Tranche Aircraft Monthly Base Fees shall be paid in advance on the fifteenth day (or, if not a Business Day, the next succeeding Business Day) of the month immediately preceding such month.

           SECTION 9.08. Second Tranche Rent Fees. (a) A Second Tranche Rent Payable Fee shall be paid for each month during the term of this Agreement by MSA II, MSA IV or MSA V, as applicable, to the Servicer equal to 1% of the aggregate amount of the rent (as defined in each Lease, but, for the avoidance of doubt, not including any amounts reimbursable to Lessees) due to the lessor by each Lessee attributable to any such month, or portion of a month in which the Servicer is obliged to perform the Services with respect to such Aircraft pursuant to this Agreement and shall be paid on the fifteenth day (or, if not a Business Day, the next succeeding Business Day) of such month. For any period less than a full month in which the Servicer is obliged to perform the Services with respect to such Aircraft pursuant to this Agreement, the Second Tranche Rent Payable Fee with respect to the related Lessee shall be pro-rated by multiplying the amount of rent attributable to the relevant month by a fraction, the numerator of which is the actual number of days the Servicer is obliged to perform the Services with respect to such Aircraft pursuant to this Agreement in such month and the denominator of which is the actual number of days in such month. If the date of initial delivery or date of disposition occurs after the tenth day of such month or if any or all of the rent for such Aircraft is based on a number of flight hours flown by such Aircraft or any other variable rate (a "power-by-the-hour amount"), the fee in relation to such Aircraft or power-by-the-hour amount shall be paid on the fifteenth day (or, if not a Business Day, the next succeeding Business Day) of the next succeeding month.

            (b) A Second Tranche Rent Collected Fee shall be paid for each month during the term of this Agreement by MSAF to the Servicer equal to 1.50% of the aggregate amount of the rent (as defined in each Lease but for the avoidance of doubt, not including any amounts reimbursable to Lessees) actually paid by each Lessee for such month or portion of a month the Servicer is obliged to perform the Services with respect to such Aircraft pursuant to this Agreement. All payments of the Second Tranche Rent Collected Fee shall be payable in arrears on the fifteenth day (or, if not a Business Day, the next succeeding Business Day) of the month next succeeding the month in which the rental payment is made.

           SECTION 9.09. Second Tranche Sales Fees. (a) A Second Tranche Base Sales Fee shall be payable at any time during the term of this Agreement by MSA II, MSA IV or MSA V, as applicable, to the Servicer in the amount of 1.5% of the lesser of (x) Net Cash Proceeds (including relating to a disposition of an Aircraft as a result of a total loss of such Aircraft) and (y) the Second Tranche Target Sales Price for the sale of any Aircraft provided that no Second Tranche Sales Fees shall be payable with respect to sales in connection with a refinancing, restructuring or reorganization with respect to MSA II, MSA IV, MSA V, MSAF Group or the Aircraft after which the Servicer shall remain as servicer of such Aircraft. "Second Tranche Target Sales Price" means, with respect to a sale or disposition of any Aircraft, an amount agreed by MSA II, MSA IV or MSA V, as applicable, and Servicer, subject to any restrictions imposed by any Indenture.

           (b) A Second Tranche Sales Incentive Fee shall be payable at any time during the term of this Agreement by MSA II, MSA IV or MSA V, as applicable, to the Servicer equal to (i) five percent multiplied by (ii) Net Gains earned on the sale or disposition of any Aircraft.

           SECTION 9.10. Expenses. (a) With respect to the Servicer's performance hereunder of the Services for all Aircraft Assets, the Servicer shall be responsible for, and shall not be entitled to reimbursement for, the Servicer's overhead expenses ("Overhead Expenses") which shall include, without limitation:

               (i) salary, bonuses, company cars and benefits of the Servicer's employees;

               (ii) travel and entertainment expenses of the Servicer's employees;

               (iii) office, office equipment and rental expenses other than office and office equipment rental expense charged by independent advisors retained by the Servicer with respect to the Aircraft Assets;

               (iv) telecommunications expenses;

               (v) advertising and promotional expenses; and

               (vi) taxes on the income, receipts, profits, gains, net worth or franchise of the Servicer and payroll, employment and social security taxes for employees of the Servicer.

           (b) (i) Without limiting the Servicer's obligations as Seller under each Purchase Agreement, each AOE shall be responsible for all costs and expenses relating to or associated with the Aircraft Assets owned by it other than Overhead Expenses, ("Aircraft Asset Expenses") which shall include, without limitation,

                         (A) storage, maintenance, test flight, navigation,
                    landing, ferry flights, fuel, repossession (whether or not successful), reconfiguration, refurbishment and repaid expenses related to Aircraft Assets, including all expenses incurred by the Servicer relating to compliance with airworthiness directives and service bulletins, which includes the fees and expenses of independent technicians and other experts retained for any of the foregoing purposes other than with respect to expenditures specifically agreed to be borne by the Servicer in or in connection with the Lease Novations (as defined in either Purchase Agreement);

                         (B) insurance expense related to Aircraft Assets,
                    including all fees and expenses of insurance advisors and brokers;

                         (C) expenses incurred in connection with the acceptance
                    of delivery of any Aircraft Asset, whether being sold or leased by any Person within the Serviced Group;

                         (D) fees and expenses of independent advisors including
                    office and office equipment rental expense charged by such advisors retained by the Servicer with respect to the Aircraft Assets;

                         (E) outside legal counsel fees and expenses and other
                    professional fees and expenses, (i) related to litigation concerning any Aircraft Asset, (ii) in the case of an Aircraft being leased in a jurisdiction other than a jurisdiction with respect to which the Servicer has both leased an aircraft previously and received an opinion of outside legal counsel (which may be lessee's outside counsel) and (iii) relating to out of the ordinary course of business situations; except as provided in Section 11.02(b)(i); and

                         (F) taxes reimbursable to the Servicer pursuant to this
                    Section 9.10;

           If the relevant AOE or MSAF, if such AOE is a direct or indirect wholly owned subsidiary of MSAF, does not approve the payment of any Asset Expense, the Servicer shall be entitled to make such payment on behalf of the relevant AOE and to the extent the Servicer does so, the funds so advanced ("Reimbursable Expenses") shall be repaid by the relevant AOE or MSAF, if such AOE is a direct or indirect wholly owned subsidiary of MSAF, to the Servicer in accordance with paragraph 9.10(b)(ii) of this Section 9.10, provided that:

                         (G) The Servicer believes that failure to make such
                    payment is reasonably likely to prejudice or otherwise adversely affect the Servicer or its Affiliates' business relationship with the relevant payee;

                         (H) The relevant Asset Expense (when added to all the
                    Aircraft Asset Expenses of the same category incurred to date during such Year) shall not exceed 110% of the line item amount in the applicable One Year Approved Budget for such Year or the Asset Expense shall otherwise have been approved by the relevant AOE or MSAF, if such AOE is a direct or indirect wholly owned subsidiary of MSAF; and

                         (I) The Servicer shall have contracted for or otherwise
                    committed for such Asset Expense prior to such time.

                    (ii) Reimbursable Expenses shall be paid by the relevant AOE or MSAF, if such AOE is a direct or indirect wholly owned subsidiary of MSAF, to the Servicer on the fifteenth day of the month (or, if such date is not a Business Day, the next succeeding Business Day) following the month in which payment of such Reimbursable Expenses was made by the Servicer.

           SECTION 9.11. Default Interest. Any late payment of fees and Reimbursable Expenses under this Agreement shall accrue default interest at One Month LIBOR until payment thereof, other than late payments arising from an administrative or technical bank payment error or the amount of which the relevant AOE or MSAF, if such AOE is a direct or indirect wholly owned subsidiary of MSAF, is contesting in good faith.


                                   ARTICLE 10
        TERMS; RIGHTS TO TERMINATE; CONSEQUENCES OF TERMINATION; SURVIVAL

           SECTION 10.01. Term. With respect to Aircraft sold and purchased pursuant to the 1997 Purchase Agreement, this Agreement shall expire on the twenty-fifth anniversary of the last Delivery Date thereunder. With respect to the MSA II Aircraft and Aircraft sold and purchased pursuant to the 1999 Purchase Agreement, this Agreement shall expire on the twenty-fifth anniversary of the last Delivery Date under the 1999 Purchase Agreement. During such terms, this Agreement shall not be terminable by any party with respect to any Aircraft Asset except as expressly provided in this Article 10.

           SECTION 10.02. Right to Terminate. (a) At any time during the term of this Agreement, the Servicer shall in accordance with Section 10.02(a) be entitled to terminate this Agreement:

               (i) with respect to any or all Aircraft Assets that are owned by any Person within the MSAF Group, if MSAF or any such Person fails to make any payment it is required to make to the Servicer within five days after written notice from the Servicer of such failure;

               (ii) with respect to any or all Aircraft Assets that are owned by any Non-MSAF AOE, if such Non-MSAF AOE fails to make any payment it is required to make to the Servicer within five days after written notice from the Servicer of such failure;

               (iii) with respect to any or all Aircraft Assets that are owned by any Person within the MSAF Group, if MSAF or any such Person shall materially breach any of its obligations under this Agreement other than payment obligations;

               (iv) with respect to any or all Aircraft Assets that are owned by any Non-MSAF AOE, if such Non-MSAF AOE shall materially breach any of its obligations under this Agreement other than payment obligations;

               (v) with respect to any or all Aircraft Assets that are owned by any Person within the MSAF Group, if all of the public debt of MSAF is repaid or defeased in full in accordance with the terms of any Indenture;

               (vi) with respect to any or all Aircraft Assets, if all of the Aircraft of the Serviced Group are sold;

               (vii) with respect to any or all Aircraft Assets that are owned by a Person within the MSAF Group, if an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking relief in respect of MSAF or such Person or in respect of a substantial part of the property or assets of MSAF or such Person under Title 11 of the United States Code, as now constituted or hereafter amended, or any other U.S. federal or state or foreign bankruptcy, insolvency, receivership or similar law, and such proceeding or petition shall continue undismissed for 120 days or an order or decree approving or ordering any of the foregoing shall be entered or MSAF or such Person shall go into liquidation, suffer a receiver or mortgagee to take possession of all or substantially all of its assets or have an examiner appointed over it, or if a petition or proceeding is presented for any of the foregoing and not discharged within 120 days;

               (viii) with respect to any or all Aircraft Assets that are owned by a Non-MSAF AOE, if an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking relief in respect of such Non-MSAF AOE or in respect of a substantial part of the property or assets of such Non-MSAF AOE under Title 11 of the United States Code, as now constituted or hereafter amended, or any other U.S. federal or state or foreign bankruptcy, insolvency, receivership or similar law, and such proceeding or petition shall continue undismissed for 120 days or an order or decree approving or ordering any of the foregoing shall be entered or such Non-MSAF AOE shall go into liquidation, suffer a receiver or mortgagee to take possession of all or substantially all of its assets or have an examiner appointed over it, or if a petition or proceeding is presented for any of the foregoing and not discharged within 120 days;

               (ix) with respect to any or all Aircraft Assets that are owned by any Person within the MSAF Group, if MSAF or such Person shall (A) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other U.S. federal or state or foreign bankruptcy, insolvency, receivership or similar law, (B) consent to the institution of, or fail within 120 days to contest the filing of, any petition described in clause 10.02(a)(vii) above, (C) file an answer admitting the material allegations of a petition filed against it in any such proceeding or (D) make a general assignment for the benefit of its creditors; or

               (x) with respect to any or all Aircraft Assets that are owned by a Non-MSAF AOE, if such Non-MSAF AOE shall (A) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other U.S. federal or state or foreign bankruptcy, insolvency, receivership or similar law, (B) consent to the institution of, or fail within 120 days to contest the filing of, any petition described in clause 10.02(a)(vii) above, (C) file an answer admitting the material allegations of a petition filed against it in any such proceeding or (D) make a general assignment for the benefit of its creditors.

           (b) At any time during the term of this Agreement, MSAF and the AOEs shall in accordance with Section 10.02(c) be entitled to terminate this Agreement with respect to any Aircraft owned directly or indirectly through one or more subsidiaries by them; provided, however, that with respect to Section 10.02(b)(iii) below, only MSAF may terminate this Agreement, and then only with respect to Aircraft owned directly or indirectly by MSAF ; provided, further however, that MSAF or any AOE within the MSAF Group may not terminate this Agreement in accordance with Section 10.02(c) for the occurrence of any of the events listed in this Section 10.02(b) that did not occur to an Aircraft owned directly or indirectly by a Person within the MSAF Group and a Non-MSAF AOE may not terminate this Agreement in accordance with Section 10.02(c) for the occurrence of any of the events listed in this Section 10.02(b) that did not occur to an Aircraft owned directly or indirectly by such Non-MSAF AOE:

               (i) if the Servicer shall materially breach any of its obligations under this Agreement to them or with respect to Aircraft Assets owned directly or indirectly by them;

               (ii) if the Servicer fails to, within a reasonable period of time, release an Aircraft owned directly or indirectly through one or more subsidiaries by them upon the termination of any Lease or sell an Aircraft owned directly or indirectly through one or more subsidiaries by them upon commercially reasonable written direction from the relevant AOE or from MSAF if the AOE that owns the Aircraft is a direct or indirect wholly owned subsidiary of MSAF;

               (iii) if all of the public debt of MSAF is repaid or defeased in full in accordance with the terms of any Indenture;

               (iv) if all of the Aircraft of the Serviced Group are sold;

               (v) if a Change of Control has occurred and, as a result thereof, a Rating Decline occurs. A "Change of Control" will be deemed to have occurred at such time as either (A) any Person or any Persons acting together that would constitute a "group" (a "Group") for purposes of
          Section 13(d) of the Securities Exchange Act of 1934, or any successor provision thereto, together with any Affiliates or Related Persons thereof, shall beneficially own (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, or any successor provision thereto ("Rule 13d-3")) at least 50% of the aggregate voting power of all classes of voting stock of the Servicer; or (B) any Person or Group, together with any Affiliates or Related Persons thereof, shall succeed in having a sufficient number of its nominees elected to the Board of Directors of the Servicer such that such nominees, when added to any existing director remaining on the Board of Directors of the Servicer after such election who was a nominee of or is an Affiliate or Related Person of such Person or Group, will constitute a majority of the Board of Directors of the Servicer; provided that with respect to both clauses (A) and (B) above, a Change of Control shall not be deemed to have occurred if AIG continues to beneficially own (within the meaning of Rule 13d-3) at least 51% of the aggregate voting power of all classes of voting stock of the Servicer.

               A "Rating Decline" will be deemed to have occurred if at any time between (a) the date of public notice of a Change of Control, or of the intention of the Servicer or of any Person to effect a Change of Control and (b) 90 days after the occurrence of the Change in Control (which period shall in either event be extended so long as the rating of the outstanding senior unsecured long-term debt securities of the Servicer is under publicly announced consideration for possible downgrade by a credit rating agency), the rating of the outstanding senior unsecured long- term debt securities of the Servicer is decreased by any credit rating agency.

               A "Related Person" of any Person means any other Person directly or indirectly owning (a) 5% or more of the outstanding common stock of such Person, (or, in the case of a Person that is not a corporation, 5% or more of the equity interest in such Person) or (b) 5% or more of the combined voting power of the voting stock of such Person.

               (vi) if an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking relief in respect of the Servicer or in respect of a substantial part of the property or assets of the Servicer, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other U.S. federal or state or foreign bankruptcy, insolvency, receivership or similar law, and such proceeding or petition shall continue undismissed for 120 days or an order or decree approving or ordering any of the foregoing shall be entered or the Servicer shall go into liquidation, suffer a receiver or mortgagee to take possession of all or substantially all of its assets or have an examiner appointed over it or if a petition or proceeding is presented for any of the foregoing and not discharged within 120 days; or

               (vii) if the Servicer shall (A) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other U.S. federal or state or foreign bankruptcy, insolvency, receivership or similar law, (B) consent to the institution of, or fail within 120 days to contest the filing of, any petition described in clause 10.02(b)(vi) above, (C) file an answer admitting the material allegations of a petition filed against it in any such proceeding or (D) make a general assignment for the benefit of its creditors.

           (c) (i) A terminating party may, at any time during the term of this Agreement, by written notice ("Termination Notice") to the terminated party, set forth its determination to terminate this Agreement pursuant to this Section
10.02. Any Termination Notice shall set forth in reasonable detail the basis for such termination.

               (ii) No later than the fifth Business Day following the delivery of the Termination Notice (the "Effectiveness Date"), the terminated party shall advise the terminating party in writing whether the terminated party (A) intends to cure the basis for such termination and, if so, the action it intends to take to effectuate such cure or
          (B) does not intend to cure the basis for such termination (it being understood that failure of the terminated party to deliver such written advice by such day shall be deemed to constitute notice that it does not intend to cure the basis for termination). In the event that the terminated party notifies (or is deemed to have notified) the terminating party that it does not intend to cure the basis for such termination, then this Agreement shall terminate with respect to the affected Aircraft Assets, subject to Section 10.03(c)(ii), immediately or on such later date that the terminating party shall have indicated in the Termination Notice. In the event that the terminated party notifies the terminating party by such fifth Business Day that it intends to cure the basis for such termination, then the terminated party shall (A) have 30 days from the Effectiveness Date to effectuate such cure to the satisfaction of the terminating party or (B) if such cure cannot reasonably be expected to be effectuated within a 30-day period, (1) demonstrate to the satisfaction of the terminating party that substantial progress is being made toward the effectuation of such cure and (2) effectuate such cure to the reasonable satisfaction of the terminating party no later than the sixtieth day following the Effectiveness Date. Upon the failure of the terminated party to effectuate a cure in accordance with the immediately preceding sentence, this Agreement shall terminate on the latest of (A) the day immediately following the expiration of such 30 or 60-day period, as the case may be, (B) such later date as shall be indicated in the Termination Notice and (C) the date as of which a Replacement Servicer has been engaged to perform the Services with respect to the Aircraft and has accepted such appointment in accordance with the provisions of
          Section 10.03(c).

           SECTION 10.03. Consequences of Termination.

           (a) (i) Upon the expiration or termination of this Agreement in accordance with this Article 10 with respect to any Aircraft Assets, or upon the removal of the Servicer with respect to the performance of the Services for any Aircraft, the Servicer will promptly forward to the relevant AOE or to MSAF, if such AOE is a direct or indirect wholly owned subsidiary of MSAF, any notices, reports and communications received by it from any relevant Lessee after termination or expiration.

               (ii) The relevant AOE or MSAF, if such AOE is a direct or indirect wholly owned subsidiary of MSAF, will notify promptly each relevant Lessee and any relevant third party of the termination or expiration of the Servicer under this Agreement in relation to any of the Aircraft and will request that all such notices, reports and communications thereafter be made or given directly to or as directed by the relevant AOE or by MSAF, if such AOE is a direct or indirect wholly owned subsidiary of MSAF.

            (b) A termination or resignation in relation to any or all Aircraft shall not affect the respective rights and liabilities of any party hereunder accrued prior to such termination in respect of any prior breaches hereof or otherwise.

             (c) (i) Upon the expiration or termination of this Agreement in accordance with this Article 10 with respect to any Aircraft Assets, or upon the removal of the Servicer with respect to the performance of the Services for any Aircraft, the Servicer will cooperate with any Replacement Servicer, including providing all information, documents and records relating to the affected Aircraft.

               (ii) Other than pursuant to a termination of this Agreement in accordance with Section 10.02(a)(i) or (ii), this Agreement may not be terminated with respect to the Servicer, in whole or in part, unless a Replacement Servicer has been appointed and has accepted such appointment; provided, however, that in the event that a Replacement Servicer shall not have been appointed within 90 days after any termination of this Agreement with respect to the Servicer or any resignation by the Servicer, the Servicer may petition any court of competent jurisdiction for the appointment of a Replacement Servicer.

           (d) Upon the termination of this Agreement in accordance with this
Article 10 with respect to any Aircraft Assets, or upon the removal of the Servicer with respect to the performance of the Services for any Aircraft, the AOE that owns such Aircraft shall continue to pay the Servicing Fees and Reimbursable Expenses to the Servicer until a Replacement Servicer shall have been appointed and shall have accepted such appointment in accordance with the provisions of

Section 10.03(c) and such appointment has become effective. MSAF hereby fully and unconditionally guarantees the payment of any amount owned under this
Section 10.03(d) by any AOE that is a direct or indirect wholly owned subsidiary of MSAF.

            (e) Upon the termination of this Agreement in accordance with this
Article 10 with respect to any Aircraft Assets, or upon the removal of the Servicer with respect to the performance of the Services for any Aircraft, the Servicer shall promptly return all Security Deposits for all affected Aircraft held by it and the originals within its possession of all applicable Aircraft Assets Related Documents and other documents related to the Aircraft Assets to the relevant AOE and shall provide access to other documentation and information relating to the business of such AOE (and, to the extent practicable, copies thereof) within its possession as is reasonably necessary to the conduct of such AOE's business.

           (f) Upon the expiration or termination of this Agreement in accordance with this Article 10, the parties shall, subject to Section 10.04 and
Section 10.03(b), be relieved of any obligations hereunder with respect to the affected Aircraft Assets.

           SECTION 10.04. Survival. Notwithstanding any termination or the expiration of this Agreement, the obligations of MSAF and the AOEs under Section 3.03, Section 3.04, Section 10.03, Section 10.04, and Article 11 and the Servicer's obligations under Section 3.03, Section 10.03, Section 10.04, Section
11.01 and Section 13.09 shall survive such termination or expiration, as the case may be.


                                   ARTICLE 11
                                 INDEMNIFICATION

           SECTION 11.01. Indemnity. (a) MSAF and each Person within the MSAF Group do hereby assume liability for, and do hereby jointly and severally agree to indemnify, reimburse and hold harmless on an After-Tax Basis, the Servicer from any and all Losses that arise as a result of the Servicer's performance of any of its obligations as Servicer with respect to the Aircraft Assets owned directly or indirectly by them or as a result of any action which the Servicer is requested to take or requested to refrain from taking by MSAF or any such Person; provided that such indemnity shall not extend to (i) any Loss which arises as a result of the willful misconduct of the Servicer, (ii) any Loss which directly results from a breach by the Servicer of the express terms and conditions of this Agreement or (iii) any Loss for which the Servicer indemnifies MSAF and its Affiliates arising as a result of any material misstatements or omissions in any public filings relating to written information on the Aircraft and the Servicer provided by the Servicer for disclosure in such public filings.

            (b) Each Non-MSAF AOE does hereby assume liability for and agrees to indemnify, reimburse and hold harmless on an After-Tax-Basis, the Servicer from any and all Losses that arise as a result of the Servicer's performance of any of its obligations as Servicer with respect to the Aircraft Assets owned directly or indirectly by that Non-MSAF AOE or as a result of any action which the Servicer is requested to take or requested to refrain form taking by that Non-MSAF AOE; provided that such indemnity shall not extend to (i) any Loss which arises as a result of the willful misconduct of the Servicer or (ii) any Loss which directly results from a breach by the Servicer of the express terms and conditions of this Agreement.

           (c) The Servicer agrees to give MSAF, with respect to a claim under
Section 11.01(a) above, or the relevant Non-MSAF AOE, with respect to a claim under Section 11.01(b) above, prompt notice of any action, claim, demand, discovery of fact, proceeding or suit for which the Servicer intends to assert a right to indemnification under this Agreement; provided, however, that failure to give such notification shall not affect the Servicer's entitlement to indemnification under this Section 11.01 unless and only to the extent such failure results in actual material prejudice to any of MSAF or the MSAF Group with respect to a claim under Section 11.01(a) above, or to the relevant Non-MSAF AOE with respect to a claim under Section 11.01(b) above, with respect to the action, claim, demand, discovery of fact, proceeding or suit for which a right of indemnification is asserted.

           SECTION 11.02. Procedures for Defense of Claims. (a) If a Third Party Claim is made against the Servicer, the Servicer shall promptly notify MSAF, with respect to a claim under Section 11.01(a) above, or the relevant Non-MSAF AOE, with respect to a claim under Section 11.01(b) above, in writing of such claim (which notice shall include all relevant information reasonably necessary for MSAF or the relevant Non-MSAF AOE to understand such claim which is in the possession or under the control of, or can be obtained by, the Servicer at the time of such notice, subject to Applicable Laws and confidentiality obligations), and the Servicer or MSAF or the relevant Non-MSAF AOE (as agreed between them) will undertake the defense thereof. The failure to notify MSAF or the relevant Non-MSAF AOE promptly shall not relieve it of its obligations under this Article 11 unless such failure results in actual material prejudice to any of MSAF or the MSAF Group with respect to the Aircraft Assets owned directly or indirectly by them with respect to a claim under Section 11.01(a) above, or to the relevant Non- MSAF AOE with respect to a claim under Section 11.01(b) above, with respect to the action, claim, demand, discovery of fact, proceeding or suit for which a right of indemnification is asserted.

               (b) If agreed and accepted by the Servicer, MSAF, with respect to a claim under Section 11.01(a) above, or the relevant Non-MSAF AOE, with respect to a claim under Section 11.01(b) above, shall within 30 days, undertake the conduct and control, through counsel of its own choosing (subject to the consent of the Servicer, such consent not to be unreasonably withheld or delayed) and at MSAF's or such Non-MSAF AOE's sole risk and expense, of the good faith settlement or defense of such claim, and the Servicer shall cooperate fully with MSAF or such Non-MSAF AOE, as applicable, in connection therewith; provided that (i) at all times the Servicer shall be entitled to participate in such settlement or defense through counsel chosen by it (after reasonable consultation with MSAF or the relevant Non-MSAF AOE), and the fees and expenses of such counsel shall be borne by the Servicer, and (ii) none of MSAF or the relevant Non- MSAF AOE shall be entitled to settle such claims unless it shall have confirmed in writing the obligation of MSAF or the relevant Non-MSAF AOE to indemnify the Servicer for the liability asserted in such claim.

            (c) So long as MSAF or the relevant Non-MSAF AOE is reasonably contesting any such claim in good faith, the Servicer shall fully cooperate with MSAF or the relevant Non-MSAF AOE in the defense of such claim as reasonably required by MSAF or the relevant Non-MSAF AOE, and MSAF or the relevant Non-MSAF AOE shall reimburse the Servicer for reasonable out-of- pocket expenses incurred in connection with such cooperation. Such cooperation shall include the retention and the provision of records and information which are reasonably relevant to such Third Party Claim and the availability on a mutually convenient basis of directors, officers and employees to provide additional information. The Servicer shall not settle or compromise any claim without the written consent of MSAF or the relevant Non-MSAF AOE unless the Servicer agrees in writing to forego any and all claims for indemnification from MSAF or the relevant Non-MSAF AOE with respect to such claims.

           SECTION 11.03. Reimbursement of Costs. The costs and expenses, including fees and disbursements of counsel (except as provided in Section 11.02(b)(i)) and expenses of investigation, incurred by the Servicer in connection with any Third Party Claim, shall be reimbursed on the fifteenth of each month (or if not a Business Day, the next succeeding Business Day) by MSAF or the relevant Non-MSAF AOE upon the submission of evidence reasonably satisfactory to MSAF or the relevant Non-MSAF AOE that such expenses have been incurred in the preceding month, without prejudice to MSAF's or the relevant Non-MSAF AOE's right to contest the Servicer's right to indemnification and subject to refund in the event that MSAF, or the relevant Non-MSAF AOE is ultimately held not to be obligated to indemnify the Servicer.


                                   ARTICLE 12
                            ASSIGNMENT AND DELEGATION

           SECTION 12.01. Assignment and Delegation. (a) No party to this Agreement shall assign or delegate this Agreement or all or any part of its rights or obligations hereunder to any Person without the prior written consent of each of the other parties; provided, however, the foregoing provisions on assignment and delegation shall not limit the ability of (i) the Servicer to contract with any Person, including any of its Affiliates, for services in respect of Aircraft Assets or (ii) MSAF or any AOE to transfer or assign the benefit of the Servicer's representations, warranties, covenants and indemnity obligations to a special purpose entity or entities established by it or by Morgan Stanley Dean Witter & Co. ("MSDW") or any entity controlled by MSDW in connection with a securitization of the Aircraft Assets; provided that the foregoing shall not require the Servicer to act under any co-servicing or back-up servicing arrangement.

             (b) Without limiting the foregoing, any Person who shall become a successor by assignment or otherwise of any of MSAF, the AOEs or the Servicer (or any of their respective successors) in accordance with this Section 12.01 shall be required as a condition to the effectiveness of any such assignment or other arrangement to become a party to this Agreement.


                                   ARTICLE 13
                                  MISCELLANEOUS

           SECTION 13.01. Best Efforts. In this Agreement the term "best efforts" shall mean reasonable best efforts under the commercial circumstances at the time.

           SECTION 13.02. Notices. Any notice, request or information required or permissible under this Agreement will be in writing and in English. Notices will be delivered in person or sent by fax, letter (mailed airmail, certified and return receipt requested), or by expedited delivery addressed to the parties as set forth below in this Section. In the case of a fax, notice will be deemed received upon the date set forth on the confirmation of receipt produced by the sender's fax machine immediately after the fax is sent. In the case of a mailed letter, notice will be deemed received on the tenth (10th) day after mailing. In the case of a notice sent by expedited delivery, notice will be deemed received on the date of delivery set forth in the records of the person which accomplished the delivery. If any notice is sent by more than one of the above listed methods, notice will be deemed received on the earliest possible date in accordance with the above provisions. Notices will be addressed as follows:

           if to MSAF or any Subsidiary, to:

                     Administrative Agent
                     Cabot Aircraft Services Limited
                     Regus House
                     Harcourt Centre
                     Harcourt Road
                     Dublin 2
                     Ireland


                     Attention: Kieran O'Keefe
                     Fax: +353-1-402-9496

           if to the Servicer, to:

                     International Lease Finance Corporation
                     1999 Avenue of the Stars
                     39th Floor
                     Los Angeles, CA 90067
                     Attention: Legal Department
                     Fax: +1-310-788-1990

or to such other address as any party hereto shall from time to time designate in writing to the other parties.

All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 7 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

           SECTION 13.03. Governing Law. This agreement shall be governed by and construed in accordance with the law of the State of New York.

           SECTION 13.04. Jurisdiction. Except as otherwise expressly provided in this Agreement, the parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in the United States District Court for the Southern District of New York or any other New York State court sitting in New York City, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 13.02 shall be deemed effective service of process on such party.

           SECTION 13.05. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

           SECTION 13.06. Counterparts; Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto. No provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

           SECTION 13.07. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

           SECTION 13.08. Power of Attorney. Each of MSAF and the AOEs shall appoint the Servicer and its successors, and its permitted designees and shall assign, as their true and lawful attorney-in-fact. All services to be performed and actions to be taken by the Servicer pursuant to this Agreement shall be performed to and on behalf of each of the AOEs and MSAF, with respect to Aircraft Assets owned by a Person within the MSAF Group. The Servicer shall be entitled to seek and obtain from each of MSAF and the AOEs a power of attorney in respect of the execution of any specific action as the Servicer deems appropriate.

           SECTION 13.09. Restrictions on Disclosure. The Servicer agrees that it shall not, prior to the termination or expiration of this Agreement or within the three years after such termination or expiration, disclose to any Person any confidential or proprietary information, whether of a technical, financial, commercial or other nature, received directly or indirectly from any Person within the Serviced Group regarding the Serviced Group's business or businesses or the Aircraft Assets or the Leases, except as authorized in writing by the relevant Person within the Serviced Group, and except:

           (a) to Representatives of the Servicer and any of its Affiliates in furtherance of the purpose of this Agreement;

            (b) to the extent required by Applicable Law or by judicial or administrative process, but in the event of proposed disclosure, the Servicer shall seek the assistance of MSAF or the relevant AOE to protect information, in which MSAF or such AOE has an interest, to the maximum extent achievable;

           (c) to the extent that the information:

               (i) was generally available in the public domain;

               (ii) was lawfully obtained from a source under no obligation or confidentiality, directly or indirectly, to any Person within the Serviced Group;

               (iii) was disclosed to the general public with the approval of any Person within the Serviced Group;

               (iv) was in the files, records or knowledge of the Servicer or any of the Servicer's Affiliates prior to initial disclosure thereof to the Servicer or any of the Servicer's Affiliates by any Person within the Serviced Group;

               (v) was provided by any Person within the Serviced Group to the Servicer or any of the Servicer's Affiliates without any express written restriction on use of or access to such information; or

               (vi) was developed independently by the Servicer or any of the Servicer's Affiliates; and

            (d) to the extent the Servicer deems necessary to protect and enforce its rights and remedies under this Agreement.

           SECTION 13.10. Rights of Setoff. To the extent permitted by Applicable Law, the Servicer hereby waives any right it may have under Applicable Law to exercise any rights of setoff it has under Applicable Law with respect to any assets it holds owned by, or money or monies it owes to, any Person within the Serviced Group pursuant to and in accordance with the terms and conditions of this Agreement; provided, however, that this Section 13.10 shall not affect any rights of setoff or other rights that the Servicer has or may have under the express terms and conditions of this Agreement.

           IN WITNESS WHEREOF, this Agreement has been duly executed on the date first written above.





                               INTERNATIONAL LEASE FINANCE CORPORATION



                               By: /s/ Steven F. Udvar-Hazy
                                 -------------------------------------
                                 Name:  Steven F. Udvar-Hazy
                                 Title: President and CEO


MORGAN STANLEY AIRCRAFT FINANCE


By: /s/ Scott Peterson
  ------------------------------
  Name:
  Title:


MSA I

By: /s/ Scott Peterson
   -----------------------------
   Name:
   Title:

SPC-5

By: /s/ Kieran O'Keefe
   -----------------------------
   Name:
   Title:


MSA II

By: /s/ Scott Peterson
   -----------------------------
   Name:
   Title:


MSA III

By: /s/ Scott Peterson
   -----------------------------
   Name:
   Title:


MSA IV

By: /s/ Scott Peterson
   -----------------------------
   Name:
   Title:


MSA V

By: /s/ Scott Peterson
   -----------------------------
   Name:
   Title:


MSA VI

By: /s/ Scott Peterson
   -----------------------------
   Name:
   Title:

MSA VII

By: /s/ Scott Peterson
   -----------------------------
   Name:
   Title:

 /s/ Kieran O'Keefe
--------------------------------
SIGNED SEALED AND DELIVERED
for and on behalf of
CABOT AIRCRAFT SERVICES LIMITED,
as Administrative Agent
by
its duly authorized attorney in
fact in the presence of: